Exhibit 4.2

                Independent Certified Public Accountants Consent

    We have issued our report dated July 21, 1998 on the statements of condition and related securities portfolios of Van KampenEquity Opportunity Trust, Series 106 as of July 21, 1998 contained in the Registration Statement on Form S-6 and Prospectus. We consentto the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption Other Matters-Independent Certified Public Accountants.

                               Grant Thornton LLP

Chicago, Illinois
July 21, 1998